UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 15, 2008

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

Commission File Number 1-13082

        New York    13-3131650

(State or other jurisdiction of

I.R.S. Employer

Incorporation)

Identification Number)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2008, Kenneth Cole Productions, Inc. (the “Company”) announced that Jill Granoff, 46, will join the Company as Chief Executive Officer effective May 5, 2008.  In addition, Ms. Granoff has been nominated to join the Company’s Board of Directors, subject to shareholder approval at the Company’s Annual Shareholder Meeting on May 29, 2008.

Ms. Granoff was employed with Liz Claiborne Inc. (“Liz Claiborne”) since September 2006, where she served as the Executive Vice President of Direct Brands since June 2007.  She was responsible for the key growth engines at Liz Claiborne with global oversight for Juicy Couture, Lucky Brand Jeans, Kate Spade and its Outlet and E-Commerce businesses. Prior to joining Liz Claiborne, Ms. Granoff was President and Chief Operating Officer of Victoria Secret Beauty from April 2005 to September 2006.  Ms. Granoff is a member of the Executive Committee of the Board of Governors of Cosmetic Executive Women, the Industry Advisory Board of the Fashion Institute of Technology, and The Women’s Forum.

Ms. Granoff and the Company entered into a letter agreement (the “Letter Agreement”) relating to her employment with the Company.  The Letter Agreement provides that Ms. Granoff will receive the following benefits, among others: bi-weekly base salary of $38,461.54, eligibility to receive an annual target bonus award up to 100% of the actual base salary paid for the prior fiscal year (with an opportunity for an additional component of up to 100% based on performance criteria as defined by the Compensation Committee), health benefits, supplemental life insurance, supplemental disability and other post-retirement benefits, an initial grant of 100,000 restricted shares vesting over three years and a sign-on grant of 250,000 stock options, which will vest over four years.  Ms. Granoff will also receive grants of 50,000 shares in each of the three subsequent years on or about the anniversary of the initial grant.  In addition, the Letter Agreement entitles Ms. Granoff to severance benefits, including continuation of salary, upon termination from the Company.

Kenneth D. Cole will step down as Chief Executive Officer of the Company effective May 5, 2008 and will remain as Chairman of the Board of Directors and Chief Creative Officer.

The Company’s press release is attached hereto as Exhibits 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

99.1 Press Release dated April 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated: April 17, 2008

By:     /s/ DAVID P. EDELMAN

Name: David P. Edelman

Title:   Chief Financial Officer

Exhibit Index

Description

Exhibit No. 99.1

Press Release dated April 15, 2008

Exhibit 99.1

Company Contact:		Investor Relations Contact:
Samantha Cohen	David P. Edelman	James R. Palczynski
Senior Director, Corporate Communications	Chief Financial Officer	Principal
Kenneth Cole Productions, Inc.	Kenneth Cole Productions, Inc.	Integrated Corporate Relations, Inc.
(212) 830.7454	(212) 315.8208	(203) 222.9013

KENNETH COLE PRODUCTIONS, INC. NAMES JILL GRANOFF

AS CHIEF EXECUTIVE OFFICER

NEW YORK, APRIL 15, 2008 – Kenneth Cole Productions, Inc. (NYSE:KCP) announced today that it has appointed Jill Granoff, an accomplished executive for both specialty retail and wholesale businesses, as the Chief Executive Officer of the Company.  Ms. Granoff will assume primary responsibility for domestic and international operations including the Company’s retail, wholesale, and licensing businesses and the related support functions.  Kenneth Cole will continue as the Chairman and Chief Creative Officer, retaining creative control over brand positioning, product, design, and advertising.

Ms. Granoff will report to Mr. Cole and join the Company’s Board of Directors.  Her start date will be May 5th.  This move allows Mr. Cole to focus on brand and product development and the company’s bigger picture strategic opportunities, while Ms. Granoff runs the day-to-day business.  Mr. Cole said, “We are extremely excited to have Jill on our team.  She has a great track record of building brands, and I look forward to working with her and leveraging her strategic and operational capabilities to improve all aspects of our Company.”  Mr. Cole continued, “It is a new era for me and the Company.  I am confident that having an executive of Jill’s stature and abilities, to partner with me and our strong management team, will allow the company to achieve even greater successes in its next chapter.”

Ms. Granoff was most recently at Liz Claiborne Inc. where she was the Executive Vice President of Direct Brands.  She was responsible for the key growth engines at Liz Claiborne with global oversight for Juicy Couture, Lucky Brand Jeans, Kate Spade and the company’s Outlet stores and E-Commerce businesses. Prior to joining Liz Claiborne, Ms. Granoff was President and Chief Operating Officer of Victoria’s Secret Beauty. During her tenure, she helped double sales from $500 million to nearly $1 billion, making Victoria’s Secret Beauty one of the leading specialty retailers of fragrances and cosmetics in the United States.  Previously, Ms. Granoff worked at The Estee Lauder Companies following several years as a management consultant specializing in strategic planning and organization development.

Ms. Granoff commented, “I feel privileged to have the opportunity to work with Kenneth and the management team to realize the extraordinary potential of this global lifestyle brand.  I am particularly excited to help build upon the strong brand heritage while helping to drive new growth initiatives in the retail and international arenas.”  Kenneth Cole Productions is celebrating its 25th year anniversary and is recognized worldwide as a leading fashion brand of women’s, men’s and children’s apparel, shoes and accessories.  Retail sales of company developed and licensed Kenneth Cole products are estimated at $1.5 billion globally with distribution in over 64 countries.

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the brand names Kenneth Cole New York; Kenneth Cole Reaction; Unlisted, a Kenneth Cole Production; and Tribeca, a Kenneth Cole Production, as well as footwear under the proprietary trademark Gentle Souls and under the licensed trademark Bongo. The Company recently acquired in an asset purchase the Le Tigre   trademark and has signed a deal to launch all classifications of the Le Tigre brand at JCPenney stores nationwide.  The Company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel as well as fragrances, timepieces, eyewear, and several other accessory categories. The Company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct-to-consumer catalogs and e-commerce. Further information can be found at http://www.kennethcole.com

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